UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2022

HF FOODS GROUP INC
(Exact Name of Registrant as Specified in Charter)

Delaware State or Other Jurisdiction of Incorporation of Organization)	001-38013 (Commission File Number)	81-2717873 (IRS Employer Identification Number)

6325 South Rainbow Boulevard, Suite 420 Las Vegas, Nevada (Address of Principal Executive Offices)	89118 (Zip Code)

Registrant’s telephone number, including area code: (888)-905-0998

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	HFFG	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 1, 2022, HF Foods Group, Inc. (the “Company”) received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of the Company’s delay in filing its Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”), the Company is not in compliance with the timely filing requirements for continued listing under Nasdaq Listing Rule 5250(c)(1). The notification letter has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market.
The Company filed a Notification of Late Filing on Form 12b-25 on March 16, 2022, indicating that the filing of the Form 10-K would be delayed due to a number of factors, namely, an ongoing review of accounting issues in response to a Securities and Exchange Commission (the “SEC”) comment letter, the integration of a business acquisition, an ongoing assessment of the effectiveness of the Company’s internal control over financial reporting and increased absenteeism due to COVID 19-related illnesses and quarantines.
The notification letter stated that, under Nasdaq rules, the Company has 60 calendar days, or until May 31, 2022, to submit a plan to regain compliance with Nasdaq’s continued listing requirements. If the plan is accepted, Nasdaq may grant an extension of up to 180 calendar days, or until September 27, 2022 to regain compliance. The Company can also regain compliance with Nasdaq’s continued listing requirements at any time before May 31, 2022, by filing the Form 10-K with the SEC, as well as any subsequent periodic financial reports that may become due, and continuing to comply with Nasdaq’s other continued listing requirements. The Company intends to file with the SEC the Form 10-K and regain compliance with Nasdaq’s continued listing requirements as soon as practicable.

Item 8.01 Other Events
On April 7, 2022, the Company issued a press release disclosing the Company’s receipt of the Nasdaq notification letter. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibits
99.1	Press release issued by HF Foods Group, Inc. on April 7, 2022

Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends these forward-looking statements to be covered by the safe harbor provisions for such statements. All statements that do not concern historical facts are forward-looking statements. The words “believe,” “could,” “possibly,” “probably,” “anticipate,” “estimate,” “project,” “expect,” “may,” “will,” “should,” “seek,” “intend,” “plan,” “expect,” or “consider” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements, including, but not limited to the risk that the Company may not be able to file the Form 10-K within the currently expected timeframe, risks that the Company may not regain compliance with Nasdaq continued listing requirements within the applicable grace period, as well as the other risks set forth in our filings with the Securities and Exchange Commission. These forward-looking statements should be considered in light of these risks and uncertainties. The Company bases its forward-looking statements on information currently available to it at the time of this report and undertakes no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying circumstances, new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF FOODS GROUP INC.

Date: April 7, 2022	/s/ Peter Zhang
Xiao Mou Peter Zhang
Chief Executive Officer